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                                                                    EXHIBIT 12.1

                              EASTERN ENTERPRISES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (IN THOUSANDS)

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                                                              YEAR ENDED DECEMBER 31,
                                 --------------------------------------------------------------------------------
                                       1999         1998          1997          1996          1995          1994
Pretax earnings                     $ 91,247    $  79,994     $  82,870     $ 102,249     $  89,805     $  68,520
Less: Capitalized Interest              (923)        (490)         (636)         (570)         (591)         (932)
Plus: Fixed Changes                   46,082    $  39,749     $  44,028     $  44,488     $  48,878     $  48,382
                                 --------------------------------------------------------------------------------
  Adjusted earnings                 $136,406    $ 119,253     $ 126,262     $ 146,167     $ 138,092     $ 115,970

Fixed Charges:
Interest reported                   $ 39,136    $  33,584     $  37,411     $  37,290     $  41,273     $  41,001
Interest capitalized                     923          490           636           570           591           932
Fuel clause interest                   2,547        1,302         2,452         2,120         2,480         2,061
Preferred stock dividend                   0            0             0             0             0             0
Interest element of lease rental
payments (1/3)                         3,476         4,373         3,529         4,508         4,534         4,388
                                 ---------------------------------------------------------------------------------
                                    $ 46,082     $  39,749     $  44,028     $  44,488     $  48,878     $  48,382

Fixed Charge Coverage                    3.0           3.0           2.9           3.3           2.8           2.4
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